EXHIBIT 1

Group Members

(1)         Upfront II Investors, L.P.
(2)         Upfront II Partners, L.P.
(3)         GRP Management Services Corp.
(4)         Upfront GP II, L.P.
(5)         AOS Partners, LP
(6)         Hique, Inc.